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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-85658, 333-87180, 333-102577, and Form S-8 Nos. 333-67392, 333-74032, 333-85402, 333-90530) of Inverness Medical Innovations, Inc. of our report dated February 20, 2003, with respect to the consolidated financial statements of Inverness Medical Innovations, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

                      /s/  ERNST & YOUNG LLP

Boston, Massachusetts
March 26, 2003

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  Exhibit 23.1
Consent of Independent Auditors